                                                                    Exhibit 99.3

                             EQUISTAR CHEMICALS, LP

                  CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                        CONSOLIDATED STATEMENTS OF INCOME


                                                            For the three months ended      For the six months ended
                                                                     June 30,                       June 30,
                                                           -----------------------------  ------------------------------
 Millions of dollars                                           2002            2001           2002             2001
---------------------                                      -------------   -------------  --------------   -------------
 Sales and other operating revenues:
      Unrelated parties                                       $ 1,111         $ 1,239       $  2,006          $ 2,552
      Related parties                                             351             361            592              821
                                                              -------         -------       --------          -------
                                                                1,462           1,600          2,598            3,373
 Operating costs and expenses:
      Cost of sales                                             1,390           1,522          2,552            3,245
      Selling, general and administrative expenses                 41              45             81               91
      Research and development expense                              9              10             18               20
      Amortization of goodwill                                    - -               9            - -               17
      Unusual charges                                             - -             - -            - -               22
                                                              -------         -------       --------          -------
                                                                1,440           1,586          2,651            3,395
                                                              -------         -------       --------          -------
      Operating income (loss)                                      22              14            (53)             (22)

 Interest expense                                                 (51)            (45)          (103)             (91)
 Interest income                                                    1             - -              1              - -
 Other income, net                                                - -               1              1                6
                                                              -------         -------       --------          -------
 Net loss before cumulative effect
      of accounting change                                        (28)            (30)          (154)            (107)
 Cumulative effect of accounting change                           - -             - -         (1,053)             - -
                                                              -------         -------       --------          -------
 Net loss                                                    $    (28)       $    (30)      $ (1,207)         $  (107)
                                                             ========        ========       ========          =======



                 See Notes to Consolidated Financial Statements.

                             EQUISTAR CHEMICALS, LP

                           CONSOLIDATED BALANCE SHEETS


                                                                                  June 30,         December 31,
Millions of dollars                                                                 2002               2001
-------------------                                                            ----------------   ----------------
ASSETS
Current assets:
     Cash and cash equivalents                                                     $    25            $   202
     Accounts receivable:
          Trade, net                                                                   557                440
          Related parties                                                              133                100
     Inventories                                                                       445                448
     Prepaid expenses and other current assets                                          28                 36
                                                                                   -------            -------
          Total current assets                                                       1,188              1,226

Property, plant and equipment, net                                                   3,615              3,705
Investment in PD Glycol                                                                 46                 47
Goodwill, net                                                                          - -              1,053
Other assets, net                                                                      301                277
                                                                                   -------            -------
Total assets                                                                       $ 5,150            $ 6,308
                                                                                   =======            =======

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Accounts payable:
          Trade                                                                    $   404            $   331
          Related parties                                                               24                 29
     Current maturities of long-term debt                                                4                104
     Other accrued liabilities                                                         170                197
                                                                                   -------            -------
          Total current liabilities                                                    602                661

Long-term debt                                                                       2,331              2,233
Other liabilities                                                                      187                177
Commitments and contingencies
Partners' capital:
    Partners' accounts                                                               2,050              3,257
    Accumulated other comprehensive loss                                               (20)               (20)
                                                                                   -------            -------
           Total partners' capital                                                   2,030              3,237
                                                                                   -------            -------
Total liabilities and partners' capital                                            $ 5,150            $ 6,308
                                                                                   =======            =======

                 See Notes to Consolidated Financial Statements.

                             EQUISTAR CHEMICALS, LP

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     For the six months ended
                                                                                             June 30,
                                                                                   ------------------------------
Millions of dollars                                                                     2002            2001
-------------------                                                                 -------------   -------------
Cash flows from operating activities:
     Net loss                                                                           $ (1,207)       $   (107)
     Adjustments to reconcile net loss to net
       cash (used in) provided by operating activities:
          Cumulative effect of accounting change                                           1,053             - -
          Depreciation and amortization                                                      150             159
          Net gain on disposition of assets                                                  - -              (3)
     Changes in assets and liabilities that provided (used) cash:
          Accounts receivable                                                               (150)            145
          Inventories                                                                          3             (34)
          Accounts payable                                                                    68             (73)
          Other assets and liabilities                                                       (56)              8
                                                                                        --------        --------
               Net cash (used in) provided by operating activities                          (139)             95
                                                                                        --------        --------
Cash flows from investing activities:
     Expenditures for property, plant and equipment                                          (29)            (53)
     Contributions to affiliates                                                              (6)            - -
     Purchase of business from AT Plastics, Inc.                                             - -              (7)
     Proceeds from sales of assets                                                           - -               4
                                                                                        --------        --------
               Net cash used in investing activities                                         (35)            (56)
                                                                                        --------        --------
Cash flows from financing activities:
     Net borrowing under lines of credit                                                     100             - -
     Repayment of long-term debt                                                            (101)            - -
     Other                                                                                    (2)            - -
                                                                                        --------        --------
               Net cash used in financing activities                                          (3)            - -
                                                                                        --------        --------
(Decrease) increase in cash and cash equivalents                                            (177)             39
Cash and cash equivalents at beginning of period                                             202              18
                                                                                        --------        --------
Cash and cash equivalents at end of period                                              $     25        $     57
                                                                                        ========        ========



                 See Notes to Consolidated Financial Statements.

                             EQUISTAR CHEMICALS, LP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  Basis of Preparation

The accompanying consolidated financial statements are unaudited and have been prepared from the books and records of Equistar Chemicals, LP ("Equistar" or "the Partnership") in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments, considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2001 included in the Equistar 2001 Annual Report on Form 10-K.

2.  Company Ownership

Equistar is a Delaware limited partnership, which commenced operations on December 1, 1997. Equistar is owned 41% by Lyondell Chemical Company ("Lyondell"), 29.5% by Millennium Chemicals Inc. ("Millennium"), and 29.5% by Occidental Petroleum Corporation ("Occidental").

During 2002, Lyondell entered into an agreement to purchase Occidental's interest in Equistar. Upon completion of the related transactions, Lyondell's ownership interest in Equistar would increase to 70.5%. Closing of the transactions, which is expected to occur by September 1, 2002, is subject to certain conditions, including approval by Lyondell's shareholders. There can be no assurance that the proposed transactions will be completed.

3.  Unusual Charges

Equistar shut down its Port Arthur, Texas polyethylene facility in February 2001. The asset values of the Port Arthur production units were previously adjusted as part of a $96 million restructuring charge recognized in 1999. During the first quarter 2001, Equistar recorded an additional $22 million charge, which included environmental remediation liabilities of $7 million, severance benefits of $5 million, pension benefits of $2 million, and other exit costs of $3 million. The remaining $5 million of the charge related primarily to the write down of certain assets. The severance and pension benefits covered approximately 125 people employed at the Port Arthur facility. Payments of $5 million for severance, $3 million for exit costs and $3 million for environmental remediation were made through June 30, 2002. The pension benefits of $2 million will be paid from the assets of the pension plans. As of June 30, 2002, the remaining liability included $4 million for environmental remediation costs (see Note 9).

4.  Accounting Changes

Effective January 1, 2002, Equistar implemented Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Implementation of SFAS No. 141 and SFAS No. 144 did not have a material effect on the consolidated financial statements of Equistar.

Upon implementation of SFAS No. 142, Equistar reviewed goodwill for impairment and concluded that the entire balance of goodwill was impaired, resulting in a $1.1 billion charge that was reported as the cumulative effect of an accounting change as of January 1, 2002. The conclusion was based on a comparison to Equistar's indicated fair value, using multiples of EBITDA (earnings before interest, taxes, depreciation and amortization) for comparable companies as an indicator of fair value.

As a result of implementing SFAS No. 142, earnings in 2002 and subsequent years will be favorably affected by $33 million annually because of the elimination of goodwill amortization. The following table presents Equistar's loss before cumulative effect of accounting change and net loss for all periods presented as adjusted to eliminate goodwill amortization expense.


                                        For the three months  For the six months
                                           ended June 30,        ended June 30,
                                        --------------------  ------------------
Millions of dollars                        2002       2001      2002       2001
-------------------                      -------    -------    ------     ------
Reported loss before cumulative effect
   of accounting change                  $   (28)   $   (30)   $  (154)   $  (107)
Add back: goodwill amortization               --          9         --         17
                                         -------    -------    -------    -------
Adjusted loss before cumulative effect
   of accounting change                  $   (28)   $   (21)   $  (154)   $   (90)
                                         =======    =======    =======    =======
Reported net loss                        $   (28)   $   (30)   $(1,207)   $  (107)
Add back: Goodwill amortization               --          9         --         17
                                         -------    -------    -------    -------
Adjusted net loss                        $   (28)   $   (21)   $(1,207)   $   (90)
                                         =======    =======    =======    =======

In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No.13, and Technical Corrections. The primary impact of the statement on Equistar will be the classification of losses that result from the early extinguishment of debt as a charge to income before extraordinary items. Reclassification of prior period losses that were originally reported as extraordinary items also will be required. Application of the statement will be required in 2003.

In July 2002, the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities. SFAS No. 146 addresses the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities, essentially codifying prior accounting guidance on these matters. SFAS No. 146 will be effective for activities initiated after December 31, 2002. Early application is permitted. Equistar does not expect adoption of SFAS No. 146 to have any impact on its consolidated financial statements.

5.  Inventories

Inventories consisted of the following at:

                                       June 30,         December 31,
Millions of dollars                      2002               2001
-------------------                    --------         ------------
Finished goods                          $ 247              $  243
Work-in-process                            14                  12
Raw materials                             100                 104
Materials and supplies                     84                  89
                                        -----              ------
     Total inventories                  $ 445              $  448
                                        =====              ======

6.  Property, Plant and Equipment, Net

The components of property, plant and equipment, at cost, and the related accumulated depreciation were as follows at:

                                             June 30,    December 31,
Millions of dollars                            2002          2001
-------------------                          ------      ------------
Land                                         $   79         $   79
Manufacturing facilities and equipment        5,973          5,929
Construction in progress                         75             92
                                             ------         ------
     Total property, plant and equipment      6,127          6,100
Less accumulated depreciation                 2,512          2,395
                                             ------         ------
     Property, plant and equipment, net      $3,615         $3,705
                                             ======         ======

Depreciation and amortization are summarized as follows:


                                     For the three months ended         For the six months ended
                                              June 30,                          June 30,
                                   --------------------------------   ------------------------------
                                        2002             2001              2002            2001
                                   ---------------  ---------------   ---------------  -------------
Millions of dollars
-------------------
Property, plant and equipment          $   59           $   58              $ 119            $ 117
Goodwill                                  - -                9                - -               17
Turnaround expense                          5                5                 12               11
Software costs                              4                2                  8                5
Catalysts                                   3                4                  4                5
Debt issuance costs                         1              - -                  3              - -
Other                                       3                3                  4                4
                                       ------           ------              -----            -----
                                       $   75           $   81              $ 150            $ 159
                                       ======           ======              =====            =====

7.  Long-Term Debt

In late March 2002, Equistar amended its credit facility making certain financial ratio requirements less restrictive, making the covenant limiting acquisitions more restrictive and adding a covenant limiting certain non-regulatory capital expenditures (see also Note 8). As a result of the amendment, the interest rate on the credit facility was increased by 0.5% per annum.

Long-term debt consisted of the following at:

                                               June 30,           December 31,
Millions of dollars                              2002                 2001
-------------------                            --------           ------------
Bank credit facility:
     Revolving credit facility due 2006       $   100              $   - -
     Term loan due 2007                           298                  299
Other debt obligations:
     Medium-term notes due 2002-2005               31                   31
     9.125% Notes due 2002                        - -                  100
     8.50% Notes due 2004                         300                  300
     6.50% Notes due 2006                         150                  150
     10.125% Senior Notes due 2008                700                  700
     8.75% Notes due 2009                         599                  598
     7.55% Debentures due 2026                    150                  150
     Other                                          7                    9
                                              -------              -------
          Total long-term debt                  2,335                2,337
Less current maturities                             4                  104
                                              -------              -------
          Total long-term debt, net           $ 2,331              $ 2,233
                                              =======              =======

Lyondell remains a guarantor of $300 million of Equistar debt and a co-obligor with Equistar for $31 million of debt. The consolidated financial statements (unaudited) of Lyondell are filed as an exhibit to Equistar's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

8.  Lease Commitments

Equistar leases railcars, under operating leases, from unaffiliated entities established for the purpose of serving as lessors with respect to these leases. The leases include options for Equistar to purchase the railcars covered by the leases during a lease term. If Equistar does not exercise a purchase option, the affected railcars will be sold upon termination of the lease. In the event the sales proceeds are less than the lessor's unrecovered investment, Equistar will pay the difference to the lessor, but no more than the guaranteed residual value.

Early in 2002, Equistar's credit rating was lowered by two major rating agencies, which permitted the early termination of one of Equistar's railcar leases by the lessor. As a result, Equistar renegotiated the lease during the first quarter 2002, resulting in a payment of additional fees and a $17 million prepayment, which is being amortized over the remaining lease term. The prepayment reduced the guaranteed residual value and reduced future lease payments. The guaranteed residual value at June 30, 2002 was $85 million.

Two of the three Equistar railcar operating leases contain financial and other covenants that are substantially the same as those contained in Equistar's credit facility. A breach of these covenants could permit the early termination of these railcar leases by the lessors. Under one of the leases, the covenants were automatically updated with the March 2002 amendment to the credit facility. Under the other lease, Equistar amended the covenants to incorporate the March 2002 amendment to the credit facility. The amendment, which was completed in the second quarter 2002, required the payment of additional fees and a $16 million prepayment, which is being amortized over the remaining lease term. The $16 million prepayment reduced the guaranteed residual value and the future lease payments. The guaranteed residual value at June 30, 2002 was $72 million. Equistar plans either to exercise the purchase option under this lease or to enter into a new lease arrangement with another lessor covering the subject railcars, prior to December 31, 2002.

The third railcar lease, with a guaranteed residual value of $34 million at June 30, 2002, terminates in December 2002. Equistar plans either to exercise its option to purchase the railcars covered by this lease or to enter into another lease arrangement with a new lessor covering the subject railcars.

The total guaranteed residual value under these leases at June 30, 2002, after considering the prepayments noted above, was approximately $191 million. Based on indications of lower current market values Equistar has estimated a potential loss on two of these leases and is accruing this amount ratably over the remaining terms of the respective leases.

9.  Commitments and Contingencies

Indemnification Arrangements--Lyondell, Millennium Petrochemicals and certain subsidiaries of Occidental have each agreed to provide certain indemnifications to Equistar with respect to the petrochemicals and polymers businesses contributed by the partners. In addition, Equistar agreed to assume third party claims that are related to certain pre-closing contingent liabilities that are asserted prior to December 1, 2004 as to Lyondell and Millennium Petrochemicals, and May 15, 2005 as to certain Occidental subsidiaries, to the extent the aggregate thereof does not exceed $7 million with respect to each partner, subject to certain terms of the respective asset contribution agreements. From formation through June 30, 2002, Equistar had incurred a total of $20 million for these uninsured claims and liabilities. Equistar also agreed to assume third party claims that are related to certain pre-closing contingent liabilities that are asserted for the first time after December 1, 2004 as to Lyondell and Millennium Petrochemicals, and for the first time after May 15, 2005 as to certain Occidental subsidiaries.

Environmental Remediation--Equistar's accrued liability for environmental matters as of June 30, 2002 was $4 million and primarily related to the Port Arthur facility, which was permanently shut down in February 2001. In the opinion of management, there is currently no material estimable range of loss in excess of the amounts recorded for environmental remediation.

Clean Air Act--The eight-county Houston/Galveston region has been designated a severe non-attainment area for ozone by the U.S. Environmental Protection Agency ("EPA"). Emission reduction controls for nitrogen oxides ("NOx") must be installed at each of Equistar's six plants located in the Houston/Galveston region during the next several years. Compliance with the plan will result in increased capital investment, which could be between $200 million and $260 million, before the 2007 deadline, as well as higher annual operating costs for Equistar. The timing and amount of these expenditures are subject to regulatory and other uncertainties, as well as obtaining the necessary permits and approvals. In January 2001, Equistar and an organization composed of industry participants filed a lawsuit to encourage adoption of an alternative plan to achieve the same air quality improvement with less negative economic impact on the region. Adoption of the alternative plan, as sought by the lawsuit, would be expected to reduce Equistar's estimated capital investments for NOx reductions required to comply with the standards. Recently proposed revisions by the regulatory agencies would change the required NOx reduction levels from 90% to 80%. However, any potential resulting savings from this proposed revision could be offset by the costs of stricter proposed controls over volatile organic compounds, or VOCs. Equistar is still assessing the impact of these proposed regulations and there can be no guarantee as to the ultimate capital cost of implementing any final plan developed to ensure ozone attainment by the 2007 deadline.

In the United States, the Clean Air Act Amendments of 1990 set minimum levels for oxygenates, such as methyl tertiary butyl ether ("MTBE"), in gasoline sold in areas not meeting specified air quality standards. The presence of MTBE in some water supplies in California and other states due to gasoline leaking from underground storage tanks and in surface water from recreational water craft has led to public concern about the use of MTBE. Certain federal and state governmental initiatives in the U.S. have sought either to rescind the oxygen requirement for reformulated gasoline or to restrict or ban the use of MTBE. On April 25, 2002, the U.S. Senate passed its version of an omnibus energy bill, which, among other things, would ban the use of MTBE as a fuel oxygenate. The Senate bill is not law and needs to be reconciled with the U.S. House of Representatives' omnibus energy bill, which was passed in July 2001 and which would not ban the use of MTBE. Equistar's MTBE sales represented approximately 4% of its total 2001 revenues. Equistar does not expect these initiatives to have a significant impact on MTBE margins or volumes in 2002. Should it become necessary or desirable to reduce MTBE production, Equistar would need to make capital expenditures to add the flexibility to produce alternative gasoline blending components at its plants. The profit margins on such alternative gasoline blending components could be lower than those historically realized on MTBE.

General--Equistar is involved in various lawsuits and proceedings. Subject to the uncertainty inherent in all litigation, management believes the resolution of these proceedings, or any liability arising from the matters discussed in this note, will not have a material adverse effect on the financial position, liquidity or results of operations of Equistar.

10.  Comprehensive Loss

The components of the comprehensive loss were as follows:


                                         For the three months      For the six months
                                             ended June 30,           ended June 30,
                                         --------------------      ------------------
                                             2002     2001          2002        2001
                                            ------   ------        ------      ------
Net loss                                   $  (28)   $ (30)       $ (1,207)     $(107)
                                           ------    -----        --------      -----
Other comprehensive income (loss):
   Derivative instruments                     - -      - -             - -         (2)
   Available-for-sale securities              - -        1             - -        - -
                                           ------    -----        --------      -----
Total other comprehensive income (loss)       - -        1             - -         (2)
                                           ------    -----        --------      -----
Comprehensive loss                         $  (28)   $ (29)       $ (1,207)    $  (109)
                                           ======    =====        ========     =======

11.  Segment and Related Information

Equistar operates in two reportable segments, petrochemicals and polymers. Summarized financial information concerning Equistar's reportable segments is shown in the following table. Intersegment sales between the petrochemicals and polymers segments were based on current market prices.


Millions of dollars                            Petrochemicals   Polymers    Unallocated   Eliminations     Total
-------------------                            --------------  -----------  ------------  ------------   -----------
For the three months ended June 30, 2002:
Sales and other operating revenues:
      Customers                                 $     983      $    479     $    - -     $     - -      $   1,462
      Intersegment                                    335           - -          - -          (335)           - -
                                                ---------      --------     --------     ---------      ---------
Total sales and operating revenues                  1,318           479          - -          (335)         1,462
Operating income (loss)                                79           (26)         (31)          - -             22
Interest expense, net                                 - -           - -          (50)          - -            (50)
Net income (loss)                                      79           (26)         (81)          - -            (28)

For the three months ended June 30, 2001:
Sales and other operating revenues:
      Customers                                $    1,084      $    516     $    - -     $     - -      $   1,600
      Intersegment                                    391           - -          - -          (391)           - -
                                                ---------      --------     --------     ---------      ---------
Total sales and operating revenues                  1,475           516          - -          (391)         1,600
Operating income (loss)                                81           (23)         (44)          - -             14
Interest expense, net                                 - -           - -          (45)          - -            (45)
Other income, net                                     - -           - -            1           - -              1
Net income (loss)                                      81           (23)         (88)          - -            (30)

For the six months ended June 30, 2002:
Sales and other operating revenues:
      Customers                                $    1,709      $    889     $    - -     $     - -      $   2,598
      Intersegment                                    602           - -          - -          (602)           - -
                                                ---------      --------     --------     ---------      ---------
Total sales and operating revenues                  2,311           889          - -          (602)         2,598
Operating income (loss)                                55           (47)         (61)          - -            (53)
Interest expense, net                                 - -           - -         (102)          - -           (102)
Other income, net                                     - -           - -            1           - -              1
Net income (loss)                                      55           (47)        (162)          - -           (154)

For the six months ended June 30, 2001:
Sales and other operating revenues:
      Customers                                $    2,315      $  1,058     $    - -     $     - -       $  3,373
      Intersegment                                    849           - -          - -          (849)           - -
                                                ---------      --------     --------     ---------      ---------
Total sales and operating revenues                  3,164         1,058          - -          (849)         3,373
Operating income (loss)                               196          (112)        (106)          - -            (22)
Interest expense, net                                 - -           - -          (91)          - -            (91)
Other income, net                                     - -           - -            6           - -              6
Net income (loss)                                     196          (112)        (191)          - -           (107)


The following table presents the details of "Operating income (loss)" as presented above in the "Unallocated" column:


                                                       For the three months ended        For the six months ended
                                                                June 30,                         June 30,
                                                       ----------------------------    -----------------------------
Millions of dollars                                       2002            2001             2002            2001
-------------------                                    ------------    ------------    -------------    ------------
Expenses not allocated to petrochemicals and polymers:
     Principally general and
        administrative expenses                          $  (31)         $  (44)         $  (61)          $  (84)
     Unusual charges                                        - -             - -             - -              (22)
                                                         ------          ------          ------           ------
          Total--Unallocated                             $  (31)         $  (44)         $  (61)         $  (106)
                                                         ======          ======          ======          =======


During the first quarter of 2002, Equistar wrote off the entire balance of its goodwill, resulting in a $1.1 billion charge that was reported as the cumulative effect of an accounting change (see Note 4).